EXHIBIT 21

                    HARNISCHFEGER INDUSTRIES, INC.

                              SUBSIDIARIES

                            October 31, 1995


Harnischfeger Industries, Inc. is publicly held and has no parent.
The following subsidiaries are wholly-owned except as noted below:

                                Description (1)
Beloit Corporation (2)                                            Delaware
  Beloit Canada Ltd./Ltee (3).                                      Canada
  Beloit Industrial Ltda. (4)                                       Brazil
  Beloit Poland S.A. (5)                                            Poland
  BWRC, Inc.                                                      Delaware
    Beloit Asia Pacific Pte.Ltd                                  Singapore
    Beloit Italia S.p.A..                                            Italy
    Beloit Lenox GmbH                                              Germany
    Beloit Walmsley Limited                                 United Kingdom
    J&L Fiber Services, Inc.                                     Wisconsin
    Optical Alignment Systems and Inspection Services, Inc.  New Hampshire
    Sandusky International, Inc.(6)                                   Ohio
Harnischfeger Corporation                                         Delaware
  Birmingham Crane & Hoist, Inc.                                   Alabama
  Blooma Engineering Pte. Limited (7)                            Singapore
  Harnischfeger of Australia Pty. Ltd. (8)                       Australia
  Harnischfeger do Brasil Comercio e Industria Limitada             Brazil
  Harnischfeger de Chile Limitada                                    Chile
  Harnischfeger Corporation of Canada, Ltd.                         Canada
  Harnischfeger GmbH (9)                                           Germany
  Harnischfeger (South Africa) (Proprietary) Limited          South Africa
  Harnischfeger Venezuela, S.A.                                  Venezuela
  HCHC, Inc.                                                      Delaware
    Harnischfeger Contract Services, Inc.                         Delaware
    Harnischfeger Holdings Limited                          United Kingdom
  Harnischfeger Mexico Holdings S.A. de C.V. (10)                   Mexico
  SPH Crane and Hoist, Inc.                                       Delaware
Joy Technologies Inc..                                            Delaware
  Joy Manufacturing Company (Africa)(Pty)Ltd.                 South Africa
  Joy Manufacturing Company Pty. Limited                         Australia
  Joy MM Holdings (U.K.) Limited                            United Kingdom
        Joy Manufacturing Company (U.K.)Limited             United Kingdom
  Joy Technologies Canada Inc.                                      Canada

--------------------------

(1) Where the name of a subsidiary is indented, it is wholly-owned by its immediate parent listed at the margin above it, unless otherwise indicated.

(2) Harnischfeger Industries, Inc. owns 80% of the voting securities of Beloit Corporation.

(3) Beloit Corporation owns 80% and Joy Technologies Canada owns 20% of the voting securities of Beloit Canada Ltd./Ltee.

(4) Beloit Corporation owns 45% of the voting quotas and 100% of the non-voting quotas of Beloit Industrial Ltda.
This gives Beloit Corporation an 82.1% ownership of Beloit
Industrial Ltda.

(5) Beloit Corporation owns 99.6% of the voting securities of Beloit Poland S.A.

(6)     BWRC, Inc. owns 50% of the voting securities of Sandusky
International, Inc.

(7)     Harnischfeger Corporation owns 85% of Blooma Engineering
Pte. Ltd.

(8) Harnischfeger Corporation owns 75% of the voting securities of Harnischfeger of Australia Pty. Ltd.

(9)     Harnischfeger Corporation owns 75% and Harnischfeger of
Australia Pty. Ltd. owns 25% of the voting securities of Harnischfeger GmbH.
(10)    HCHC, Inc. owns 90% and Harnischfeger Corporation owns
10% of the voting securities of Harnischfeger Mexico Holdings
S.A. de C.V.